BYLAWS

                               AF FINANCIAL GROUP


                             ARTICLE I - HOME OFFICE

          The domicile of AF Financial Group (the "Stock Holding Company") shall be located in West Jefferson, County of Ashe, State of North Carolina.

                            ARTICLE II- STOCKHOLDERS

          SECTION 1. PLACE OF MEETINGS. All annual and special meetings of stockholders shall be held at the domicile of the Stock Holding Company or at such other place in the State of North Carolina as the Board of Directors may determine.

          SECTION 2. ANNUAL MEETING. A meeting of the stockholders of the Stock Holding Company for the election of directors and for the transaction of any other business of the Stock Holding Company shall be held annually within 150 days after the end of the Stock Holding Company's fiscal year on the third Monday of October, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, or at such other date and time within the 150-day period as the Board of Directors may determine.

          SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by the Federal Stock Charter of the Stock Holding Company, may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than 10% of all of the outstanding capital stock of the Stock Holding Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Stock Holding Company addressed to the chairman of the board, the president or the secretary.

          SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

          SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, directors or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at the address as it appears on the stock transfer books or records of the Stock Holding Company as of the record date prescribed in Section 6 of this Article II with postage thereon prepaid. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting


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adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

          SECTION 6. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 60 days and, in case of a meeting of stockholders, not fewer than 10 days prior to the date on which the particular action, requiting such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

          Section 7. VOTING LIST. At least 20 days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the Stock Holding Company shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of stockholders shall be kept on file at the home office of the Stock Holding Company and shall be subject to inspection by any stockholder of record or such stockholders' agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder of record during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

          In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in ss. 552.6(d) of the Office's regulations as now or hereafter in effect.

          SECTION 8. QUORUM. A majority of the outstanding shares of the Stock Holding Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

          SECTION 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.


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          SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When
ownership stands in the name of two or more persons, in the absence of written directions to the Stock Holding Company to the contrary, at any meeting of the stockholders of the Stock Holding Company, any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

          SECTION 11. VOTING OF SHARES OF CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

          A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Neither treasury shares of its own stock held by the Stock Holding Company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Stock Holding Company, shall be voted at any meeting, or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

          SECTION 12. NO CUMULATIVE VOTING. Stockholders shall not be entitled to cumulate their votes for election of directors.

          SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

          Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity,


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validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

          SECTION 14. NOMINATING COMMITTEE. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at the principal executive offices of the Stock Holding Company at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Stock Holding Company. No nominations for director except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary at the principal executive offices of the Stock Holding Company at least five (5) days prior to the date of the annual meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) such person's written consent to serve as a director, if elected; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder and (ii) the class and number of shares of the Stock Holding Company which are owned of record by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall find to the secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee together with the required written consents. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Stock Holding Company. Ballots bearing the names of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

          SECTION 15. NEW BUSINESS. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. For any business proposed by management to be properly brought before the annual meeting, such business shall be approved by the Board of Directors, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the secretary at least 5 days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered but unless stated in writing and filed with the secretary at least five (5) days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the stockholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and (b) the business, as well as the name and address of such stockholder and the class and


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number of shares of the Stock Holding Company which are owned of record by such stockholder.

          SECTION 16. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS

          SECTION 1. GENERAL POWERS. The business and affairs of the Stock Holding Company shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

          SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of ten members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

          SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, within the Stock Holding Company's normal lending territory, for the holding of additional regular meetings without other notice than such resolution.

          Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes, including the purpose of compensation pursuant to Section 12 of this Article.

          SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Stock Holding Company unless the Stock Holding Company is a wholly owned subsidiary of a holding company.

          SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Stock Holding Company's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

          Directors may participate in special meetings by means of a conference telephone or similar communications device through which all persons participating can hear each other. Such participation shall constitute presence in person for all purposes, including the purpose of compensation pursuant to
Section 12 of this Article.

          SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least twenty-four (24) hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited


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in the mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 7. QUORUM. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

          SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

          SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

          SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Stock Holding Company addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt thereof by the chairman of the board or the president More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

          SECTION 11. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the stockholders.

          SECTION 12. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

          SECTION 13. PRESUMPTION OF ASSENT. A director of the Stock Holding Company who is present at a meeting of the Board of Directors at which action on any Stock Holding Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary



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of the Stock Holding Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

          SECTION 14. REMOVAL OF DIRECTORS. At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

          SECTION 1. APPOINTMENTS. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

          SECTION 2. AUTHORITY. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Stock Holding Company, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Stock Holding Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the Stock Holding Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

          SECTION 3. TENURE. Subject to the provisions of section 8 of this article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

          SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

          SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.



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          SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, selling forth the action so taken, shall be signed by all of the members of the executive committee.

          SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

          SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Stock Holding Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

          SECTION 10. OTHER COMMITTEES. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Stock Holding Company and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - OFFICERS

          SECTION 1. POSITIONS. The officers of the Stock Holding Company shall be a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors also may designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the Board of Directors designates the chairman of the board as chief executive officer. The president shall be a director of the Stock Holding Company. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Stock Holding Company may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine.

          In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

          SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Stock Holding Company shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Stock



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Holding Company to enter into an employment contract with any officer and in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

          SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Stock Holding Company will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights, if any, of the person so removed.

          SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

               ARTICLE VI- CONTRACTS, LOANS, CHECKS, AND DEPOSITS

          SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Stock Holding Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Stock Holding Company. Such authority may be general or confined to specific instances.

          SECTION 2. LOANS. No loans shall be contracted on behalf of the Stock Holding Company and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

          SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Stock Holding Company shall be signed by one or more officers, employees, or agents of the Stock Holding Company in such manner as shall from time to time be determined by the Board of Directors.

          SECTION 4. DEPOSITS. All funds of the Stock Holding Company not otherwise employed shall be deposited from time to time to the credit of the Stock Holding Company in any duly authorized depositories as the Board of Directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Stock Holding Company shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Stock Holding Company authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Stock Holding Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Stock Holding Company. All certificates surrendered to the Stock Holding Company for transfer shall be canceled and no new certificate shall be issued until the former




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certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Stock Holding Company as the Board of Directors may prescribe.

          SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Stock Holding Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by a duly executed power of attorney and filed with the Stock Holding Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name the shares of capital stock stand on the books of the Stock Holding Company shall be deemed by the Stock Holding Company to be the owner for all purposes.

                     ARTICLE VIII- FISCAL YEAR; ANNUAL AUDIT

          The fiscal year of the Stock Holding Company shall end on the 30th day of June of each year. The Stock Holding Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                             ARTICLE IX - DIVIDENDS

          Subject only to the terms of the Stock Holding Company's charter arid the regulations and orders of the Office, the Board of Directors may, from time to time, declare, and the Stock Holding Company may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

          The Board of Directors shall provide a Stock Holding Company seal which shall be two concentric circles between which shall be the name of the Stock Holding Company. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - AMENDMENTS

          These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the Stock Holding Company at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the Stock Holding Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                          ARTICLE XII - INDEMNIFICATION

          The Stock Holding Company shall indemnify its directors, officers and employees in accordance with the following requirements:

          SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following definitions apply for purposes of this Article X:

          (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review.



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

          (ii) Court The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

          (iii) Final judgment. The term "final judgment means a judgment, decree or order that is not appealable or as to which the period for appeal has expired with no appeal taken.

          (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nob contendere.

          (b) References in this Article X to any individual or other person, including any savings bank, shall include legal representatives, successors and assigns thereof.

          SECTION 2. INDEMNIFICATION. Subject to Sections 3 and 7 of this
Article XII, the Stock Holding Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Stock Holding Company for:

          (a) Any amount for which that person becomes liable under a judgment in such action; and

          (b) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article XII if he or she attains a favorable judgment in such enforcement action.

          SECTION 3. REQUIREMENTS FOR INDEMNIFICATION. Indemnification shall be made to such person under Section 2 of this Article XII only if:

          (a)  Final judgment on the merits is in his or her favor, or

          (b)  In case of:

               (i)  settlement;

               (ii) final judgment against him or her; or

               (iii) final judgment in his or her favor, other than on the merits,

          if a majority of the disinterested directors of the Stock Holding Company determines that he or she was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Stock Holding Company or its shareholders.

However, no indemnification shall be made unless the Stock Holding Company gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement and any disposition of the matter by a court. Such notice, a copy thereof and a certified copy of the resolution containing the required determination by the Board shall be sent to the Regional Director of the Office, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Office advises the Stock Holding Company in writing, within such notice period, of his or her objection thereto.



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

          SECTION 4. INSURANCE. The Stock Holding Company may obtain insurance to protect it and its directors, officers and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts committed in their capacity as directors, officers or employees. However, the Stock Holding Company may not obtain insurance that provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

          SECTION 5. PAYMENT OF EXPENSES. If a majority of the directors of the Stock Holding Company concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this Article XII, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this Section 5 shall prevent the directors of the Stock Holding Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Stock Holding Company. Before making advance payment of expenses under this Section 5, the Stock Holding Company shall obtain an agreement that the Stock Holding Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

          SECTION 6. EXCLUSIVENESS OF PROVISIONS. The Stock Holding Company shall not indemnify any person referred to in Section 2 of this Article XII or obtain insurance referred to in Section 4 of this Article XII other than in accordance with this Article XI.

          SECTION 7. STATUTORY LIMITATIONS. The indemnification provided for in
Section 2 of this Article XII is subject to and qualified by 12 U.S.C. section 182 1(k).

          SECTION 8. SUBSEQUENT LEGISLATION OR REGULATION. If law and regulations thereunder applicable to federal stock savings banks are amended to expand the indemnifications permitted to directors and officers of the Stock Holding Company, then the Stock Holding Company shall indemnify such persons to the extent permitted by such applicable law and regulations, as so amended.

                                       AF FINANCIAL GROUP


Attest:/s/ Melanie Paisley Miller      By:/s/ James A. Todd
       --------------------------         ---------------------------------
        Melanie Paisley Miller             James A. Todd
        Secretary                          President and Chief Executive Officer

                                       OFFICE OF THRIFT SUPERVISION


Attest:_____________________           By:_________________________________

Date:_______________________